As filed with the Securities and Exchange Commission on November 17, 2008
Registration No. 333-152798

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL VALLEYS CORP.
(Exact name of Registrant as specified in its charter)

Nevada	7372	98-0537383
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

     DIGITAL VALLEYS CORP.
Suite 100, 1100 Dexter Ave North
Seattle, Washington 98109
Telephone: (206)-273-7892
Fax: (206) 273-7401
(Address and telephone number of Registrant’s principal executive offices and intended principal place of business)

BUSINESS FILINGS INCORPORATED
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]       Accelerated Filer [ ]

Non-accelerated filer [ ]       Smaller reporting company [X]

Calculation of Registration Fee

Title of Class of	Amount to be	Proposed	Proposed
Securities to be	Registered	Maximum	Maximum	Amount of
Registered		Aggregate Price	Aggregate	Registration Fee(3)
		Per Share	Offering Price
Common Stock,	700,000	$0.05(2)	$35,000	1.38
$0.001 per
share(1)
Total	700,000	$0.05(2)	$35,000	1.38

(1)	Represents common stock currently outstanding to be sold by the selling stockholders.
(2)	There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	$1.38 was previously paid by the registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 17, 2008

DIGITAL VALLEYS CORP.

700,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 700,000 shares of common stock, par value $0.001, of Digital Valleys Corp., which are issued and outstanding and held by persons who are stockholders of Digital Valleys Corp.

The selling stockholders will be offering their shares of common stock at a price of $0.05 per share until such time as our shares are the subject of quotations on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Digital Valleys Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Digital Valleys Corp. was incorporated under the laws of the State of Nevada on May 21, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees. Our plan of operation is to develop an online help desk customer support system to assist service companies in improving their customer relationship management. We expect our system to be used by organizations interested in improving their customer relationship management by automating their customer support and by establishing a centralized help desk.

Our offices are currently located at Suite 100, 1100 Dexter Ave. North, Seattle, Washington 98109. Our telephone number is (206) 273-7892. Our internet website is under construction at www.digitalvalleys.com.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Securities being offered by the selling stockholders:	700,000 shares of common stock

Offering price:	$0.05 per share until such time as our shares are the subject of quotations on the OTC Bulletin Board and thereafter at market prices or prices negotiated in private transactions

Number of shares outstanding prior to the offering:	2,300,000 shares of common stock

Number of shares outstanding after the offering:	2,300,000 shares of common stock

Market for the common stock:	There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information
Statements of
Operations
For the period
May 21, 2007
(inception)
through
July 31, 2008

Net loss	(19,485)

Net loss per common share:
Basic and diluted (less than $0.01 per share	0

Weighted average number of
Common shares outstanding:	1,840,000

Balance Sheet
Data
July 31, 2008

Cash	$43,894
Total assets	$44,842

Total liabilities	$9,327
Total Liabilities and Stockholders’ Equity	$44,842

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1. We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on May 21, 2007. We currently have no products, sales, customers, or revenues. Although we have begun initial investigations into the customer relationship management industry, we may not be able to successfully implement our business objectives. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. We have not generated any revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving a high degree of financial risk.

2. We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 21, 2007 (inception) to July 31, 2008. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4. We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development, and testing of our technologies and product, as well as to market and sell our product. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company. In either of the aforementioned situations, the Company may not be able to fully implement its growth plans. Moreover, we will not receive any proceeds from the sale of stock by our selling stockholders, and thus this offering will not affect our ability to meet capital requirements.

5. We will rely on third parties to develop our product.

We intend to retain third party firms for software development, database design, and other development functions. We also plan to locate and enter into an agreement with a web developer for the purpose of developing our website for direct sales of our products to consumers. As a result, we expect to be dependent on those third party firms that we engage. There is no assurance that we will be able to enter into contracts with any such third parties on terms that are favorable to us. If any of our third party contractors breaches the contract or does not have the ability, for financial or other reasons, to perform its obligations, we may not be able to implement our business plan. In addition, our reliance on third parties may place us at a competitive disadvantage. If we are unsuccessful in addressing these risks, our business will most likely fail.

6. The use of independent sales representatives or distributors will subject us to certain risks.

We expect to generate a substantial portion of our revenue from independent sales representatives or distributors. Such representatives and distributors may not be required to meet sales quotas and our ability to manage independent sales representatives or distributors to performance standards is unknown. Failure to generate revenue from these sales representatives or distributors would have a negative impact on our business.

7. We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to compete with many providers of customer relations software, as well as with providers of help desk services, all of which may have significantly greater personnel, financial, and managerial resources than we have. Competition from other companies with greater resources and experience may result in our failure to maintain or expand our business.

Moreover, as the demand for virtual customer support increases, new companies may enter the market and the influx of added competition will pose an increased risk to our Company. Increased competition may lead to price wars, which may harm us since we would be unable to compete with companies with greater resources.

8. Since our sole officer and Director may continue to work or consult for other companies, his other activities could slow down our operations.

Our sole officer and Director is not required to work exclusively for us and does not devote all of his time to our operations. Presently, our sole officer and Director allocates only a portion of his time to the operation of our business. Since our sole officer and Director is currently employed full-time elsewhere, he is able to commit to us only up to 20 to 25 hours a week. Therefore, his pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

9. Our sole officer and Director is located in the Philippines.

Since our sole officer and Director is located in the Philippines, any attempts to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

10. We need to retain key personnel to support our business and ongoing operations.

The development of our business and the marketing and sale of our intended product will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officer and the engagement of key employees and contractors who have critical industry experience and relationships that we will rely on to implement our business plan. The loss of the services of our sole officer or the lack of availability of other skilled personnel would negatively impact our ability to develop our company and to market and sell our intended product, which could adversely affect our financial results and impair our growth.

11. As a development stage company, we may experience substantial cost overruns in developing and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product.

We may experience substantial cost overruns in developing and marketing our product, and may not have sufficient capital to successfully complete our project. We may not be able to market our product because of industry conditions, general economic conditions, and/or competition from potential developers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the product through prominent marketing channels and/or other methods of promotion.

12. If our software product contains undetected software errors, we could incur significant unexpected expenses and lose sales.

Software products frequently contain undetected errors, failures, or bugs when new products or new versions or updates of existing products are first released to the marketplace. As with any new product introduction, previously unaddressed errors or issues with our product’s performance may arise. We expect that such errors will be found in the future from time to time in our product. These problems may have a material adverse effect on our business by causing us to incur significant QA and bug-fix costs, diverting the attention of our development personnel from new product development efforts, delaying the recognition of revenue, and causing significant customer relations problems. Further, if our product is not accepted by customers due to defects, our operating results would be adversely affected.

Furthermore, our product must properly interface with products from other vendors. As a result, when problems occur in the operation of our product, it may be difficult to identify the source of these problems. The occurrence of software errors, even if not caused by our product, could result in the delay or loss of market acceptance of our product and any necessary revisions to improve interoperability may cause us to incur significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results, and financial condition.

13. Our inability to attain and protect intellectual property rights could reduce the value of our products, services, and brand.

Potential trademarks, trade secrets, copyrights and other intellectual property rights may be important assets for us. Various events outside of our control pose a threat to our ability to attain or protect the intellectual property rights associated with our product. For example, effective intellectual property protection may not be available in every country in which our product will be distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our ability to attain or protect our intellectual property rights could harm our business or our ability to compete. Also, protecting intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property by others could make it more expensive to do business and harm our operating results.

14. Our executive officer owns a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our sole officer and Director presently owns 69.56% of our outstanding common stock. As a result, our sole executive officer has substantial control over all matters submitted to our stockholders for approval, including the following matters: election of our Board of Directors; removal of any of our Directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination involving us. Other stockholders may consider the corporate decisions made by our executive officer to be inconsistent with the interests of these stockholders. In addition, other stockholders may not be able to change the Directors and officers, and are accordingly subject to the risk that management cannot or will not manage the affairs of the Company in accordance with such stockholders’ wishes.

15. Customer relationship management systems are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the customer support systems market, we must continue to design, develop, and sell new and enhanced systems that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced systems must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such systems will depend on a variety of factors, including:

  Identifying and responding to market demand for new customer support systems;

  The scalability of our equipment platforms to efficiently deliver our product;

  Keeping abreast of technological changes;

  Timely developing and implementing new and enhanced features;

  Maintaining quality of performance;

  Providing cost-effective support services; and

  Promoting our customer support system and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced customer support systems in a timely manner, if such new or enhanced systems do not achieve sufficient market acceptance, or if such new systems decrease demand for our existing customer support systems, our operating results would decline and our business would not grow.

16. Because Mr. Pati has no experience in running a company that develops and sells customer relationship management systems, he may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a start-up company and we intend to market and sell our customer support system. Mr. Pati, our Director and President, has control over all decisions regarding both the policy and the operations of our company. Our success is contingent upon his ability to make appropriate business decisions in these areas. It is possible that his lack of relevant operational experience could prevent us from becoming a profitable business and prevent an investor from obtaining a return on his investment in us.

17. Future regulation of the internet could restrict our business, prevent us from offering services, and/or increase our cost of doing business.

The laws, regulations, or rulings that specifically address access to or commerce on the internet are subject to change. We are unable to predict the impact, if any, that future legislation, judicial precedents, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs, or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet and popularity of broadband video products and services heighten the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

18. We may lose customers if we experience system failures that significantly disrupt the availability and quality of the support services that we plan to provide.

The operation of our support services will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or software performance problems, for whatever reason, could undermine confidence in our ability to provide service to our customers, and could cause us to lose customers or make it more difficult to attract new ones. In addition, because our support services may be critical to the businesses of our customers, any significant interruption in the provision of service could result in lost profits or other losses to our customers.

19. If a third party asserts that we infringe its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our market increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

  Be expensive and time-consuming to defend;
  Result in negative publicity;

  Force us to stop selling our any product that relies on the challenged intellectual property;
  Require us to redesign our software products;
  Divert management’s attention and our other resources; or
  Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

Risks Relating To Our Common Stock

20. We may, in the future, issue additional common shares, which would dilute investors’ percentage of ownership and may reduce our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 2,300,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21. Our common shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person’s account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over the Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

23. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

24. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risks Relating to Doing Business in the Philippines

25. The Philippines periodically experiences political or economic instability, which could disrupt our operations, increase our costs and harm our business.

The Philippines continues to experience low growth in its gross domestic product, significant inflation and a shortages of foreign exchange. We are exposed to the risk of rental and other cost increases due to inflation in the Philippines, which has historically been at a much higher rate than in the United States. These conditions could create political or economic instability that could harm businesses operating in the Philippines.

In addition, the Philippines has and may continue to experience political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and adverse changes in the political environment in the Philippines could increase our operational costs, increase our exposure to legal and business risks and make it more difficult for us to operate our business in the Philippines.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of the Company of up to 700,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.05 per share to the selling stockholders in private placements conducted in January 2008 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of January 2008, the Company had fully subscribed the private placement and raised $35,000 in gross proceeds.

The selling stockholders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until such time as our shares are the subject of quotations on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.05 per share is based on the price at which the selling stockholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

MARKET FOR OUR COMMON STOCK

Market Information

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently included for annotation on the Over the Counter Bulletin Board (“OTCBB”), and there is no public trading market. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Since the Company’s inception on May 21, 2007, we have issued 2,300,000 common shares, all of which are restricted shares. See “Certain Relationships and Related Transactions” section below regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 36 holders of record for our common shares as of October 31, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

We do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING STOCK HOLDERS

The following table sets forth the shares beneficially owned, as of October 31, 2008, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling stockholders at a purchase price of $0.05 per share in a fully subscribed private placement made in December 2007 through January 2008, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or Director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 2,300,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common		Number of Shares and
	Shares	Number of	Percent
	owned by	Shares Offered	of Total Issued and
Name of Selling	the Selling	by Selling	Outstanding
Stockholders	Stockholder	Stockholder	Held After the Offering(1)
			# of Shares	% of Class
Melinda F. Aboy	20,000	20,000	0	*
Eliseo L. Ruiz	20,000	20,000	0	*
Piza, Geovani L.	20,000	20,000	0	*
Rowena A. Pati	20,000	20,000	0	*
Natividad B.
Concepcion	20,000	20,000	0	*
Nathaniel Vincent A.
Lubrica	20,000	20,000	0	*
Eric Clester Feir	20,000	20,000	0	*
Rommel S. Rosales	20,000	20,000	0	*

Ariel C. Lachica	20,000	20,000	0	*
Jude Joseph L. Martinez	20,000	20,000	0	*
Eduardo Paulo M.
Aguilar	20,000	20,000	0	*
Vennie A. Gallotan	20,000	20,000	0	*
Jeffrey Ingosan	20,000	20,000	0	*
Steve T. Marrero	20,000	20,000	0	*
Corpuz, Luis H.	20,000	20,000	0	*
Lagunilla, Charo	20,000	20,000	0	*
Edward Jr. S. Magciano	20,000	20,000	0	*
Ronald G. Bravo	20,000	20,000	0	*
Rosendo P. Calabson	20,000	20,000	0	*
German A. Bersamira	20,000	20,000	0	*
Jesus T. Matito	20,000	20,000	0	*
Florencio B.
Mabudyang	20,000	20,000	0	*
Frecelyn M. Banisa	20,000	20,000	0	*
John Alexis T. Flores	20,000	20,000	0	*
Paul Ryan J.
Demandante	20,000	20,000	0	*
Van Clayton A.
Pagaduan	20,000	20,000	0	*
Albert I. Barnachea	20,000	20,000	0	*
Anthony L. Soliba	20,000	20,000	0	*
Charlie A. Dolo	20,000	20,000	0	*
James T. Baldo	20,000	20,000	0	*
Levi M. Apolinario	20,000	20,000	0	*
Arellano, Ruben B.	20,000	20,000	0	*
Sofronio S. Carranza	20,000	20,000	0	*
Brian R. Dampac	20,000	20,000	0	*
Roger F. Nawen	20,000	20,000	0	*
	700,000	700,000	0

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 2,300,000 shares of common stock issued and outstanding as of October 31, 2008.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We have not generated any revenue since our inception. We are a development stage company with limited operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Plan of Operation

We are developing an online help desk customer support system to assist service companies in improving their customer relationship management. We expect our system to be used by organizations interested in improving their customer relationship management by automating their customer support and by establishing a centralized help desk.

We plan for our software product to be capable of providing a generic solution across a broad range of industries.

During the next twelve months following the effectiveness of this Registration Statement, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operation:

First Quarter:

During the first three months, we plan to:

  Initiate our software development activities
  Initiate the development of our corporate and marketing collateral

Software development: We will search for the services of a third party independent software developer in the Philippines where the costs related to development work is substantially lower than the cost for such development work in North America. We intend for the software developer to supply his or her own computer, software, and high-speed Internet connection.

During months 1 and 2, we intend to coordinate with the software contractor on the development of the software specifications and on high level design. Our President intends to be involved in the planning; development and testing stages of our product at no additional cost to us. The specifications will be in the form of a document that will describe the product, the Company’s database, and the way the product interacts with the customers. High-level design will include identifying the different components of the software and how they interact with each other.

Marketing activities: By the end of month 1, we plan to retain an independent graphic and web designer. We expect that such independent contractor will finish developing our corporate collateral (including logo, business cards, letterheads, stationeries, and e-mail forms) by the end of month 2. We also plan to develop and complete our information-only website, which we expect to be completed by the end of the first quarter.

Second Quarter:

During this quarter, we expect to focus on the development of our software product.

Software development: During this period, the actual software development will commence. By the end of the quarter we expect to have a beta version ready for testing.

Marketing activities: During this quarter, we plan to start researching ways to market our website and product. We will also identify third party websites that we hope will sell our software. We will also plan our online marketing plan.

Third Quarter:

Software development: During this period we will test the beta version of the software and modify the software as needed to finalize development. We expect the final version of the software to be finalized by the end of this quarter. At this point, we will also put a trial version of the software online for download.

Marketing activities: During this quarter we plan to finalize agreements with third party websites for the sale of our software. In addition, we will work on search engine optimization so that when people conduct key word searches on Google and Yahoo our Company will appear as a hit. We also plan to place online banner ads on various strategic websites.

Fourth Quarter:

Software development: We intend to complete the development of our product by the end of the Fourth Quarter. However, we anticipate that any delay in the development of our product will not extend for a period of more than 6 months and therefore the product should be completed within 18 months. Initially we plan to sell our product as a download-only product, since this will minimize our costs. Potential customers will be able to purchase the software product directly from our website.

Marketing activities: We plan to circulate news releases to industry professionals and distribute complimentary demonstration versions of our product sent to select professionals to gain market exposure and publicity. We will also start a targeted email campaign.

Activities to Date

We were incorporated under the laws of the State of Nevada on May 21, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees. To date, we have conducted market research, started work on a corporate information-only website, and researched third party software development firms.

Results of Operations

During the period from May 21, 2007 (date of inception) through July 31, 2008, we incurred a net loss of $19,485. Durng the three month period from May 1, 2008 through July 31, 2008 we incurred a net loss of $12,118. This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 2,300,000 shares of common stock.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from May 21, 2007 (date of inception) through July 31, 2008. We believe that we will be able to commence the marketing and distribution of our products in the end of the first fiscal quarter of 2009.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2008, reflects assets of $44,842. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We have commenced work on our information only website and are still reviewing development plans with the contractors. Thus our expenditures to date have been minimal. Our main expenditures to date have been administration, rent, accounting and legal costs, amounting to approximately $7,367.

Our current rate of expenditures is $1,500 a month with an anticipated lump sum payment of approximately $10,000 for the completion of the product development. We believe that the sum of $10,000 will be sufficient to complete development of the product.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. We believe that our current capital will be sufficient for our planned operations for the next 12 months. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit, or through any other source.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on May 21, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its sole officer, Director, promoter, or his affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate any revenues during the first 12 months following this offering.

We are developing an online help desk customer support system to assist service companies in improving their customer relationship management. We expect our system to be used by organizations interested in improving their customer relationship management by automating their customer support and by establishing a centralized help desk.

We plan for our software product to be capable of providing a generic solution across a broad range of industries.

Our offices are currently located at 1100 Dexter Ave. North, Suite 100, Seattle, Washington 98109. We do not currently have a website; however, we have reserved a domain name.

The Market Opportunity

The customer relationship management (“CRM”) market is experiencing explosive growth.

In 2002, the U.S. accounted for $7.14 billion of the world-wide CRM market, and the U.S. market is expected to swell to $9.19 billion by 2006. (“Moderate, Steady CRM Growth through 2006” by Robyn Greenspan (July 3, 2003)). The U.S is expected to maintain approximately 52 percent of the total market through 2006.

The concept of a single point of contact for customers to refer questions and seek assistance to solve problems has become a ubiquitous feature of modern business. (“Delivering High Value in Service and Support,” by Rhion H Jones and FrontRange Solutions UK Ltd.). Help desks reduce downtime and reduce the time to fix errors based on previous learning history. Help desks ensure better use of resources, improved procurement decisions, higher customer satisfaction and retention, and increases in profitability, as customers will spend more with a firm that provides superior service.

We expect corporations to continue to make efforts to please their customers. Research from the Aberdeen Group forecasts worldwide CRM spending to exhibit moderate, yet steady, growth in the coming years. Aberdeen estimates that 2002’s spending of $13.7 billion will swell to $17.7 billion in 2006, resulting in a 6.7 percent compound annual growth rate.

Hosted, subscription-based CRM software offerings from independent software vendors and systems integrators will drive growth, with revenues expected to soar from $246 million to $2.8 billion through 2006. (Moderate, Steady CRM Growth through 2006 by Robyn Greenspan | July 3, 2003.)

Historically, help desk software has been used by IT professionals and high tech firms. Now, help desk software is used in a broad range of industries including; healthcare, finance, telecommunications, oil and gas industries, government, banking, utilities, insurance and retail.

The importance of customer relationship management is highlighted by two recent market studies. The “Research Store – The Danger of Defection” study by ecustomerserviceworld.com concluded that companies need to improve their retention strategies to stem customer defection rates. According to this study:

  Customer defection rates in UK consumer studies have increased since 2003.
  Average customer defection rate is 19.1% in the UK.
  Internet service providers have one of the highest defection rates at 24%.
  Data driven marketing techniques are successful in retaining customers.
  Over half of top UK companies are now able to translate sophisticated database analysis into highly personalized and segmented campaigns, where creative, message, and enclosures are varied for different types of recipients.
  A 5% increase in customer loyalty can lead to a 25-85% increase in profitability.

The “Delivering High Value in Service and Support” study by Rhion H Jones and FrontRange Solutions UK Ltd. concluded that help desks increase overall efficiency and customer satisfaction, thus leading to increased retention rates. According to this study:

  Whether or not the term “help desk” is used, the concept of a single point of contact for customers to refer questions and seek assistance to solve problems has become a ubiquitous feature of modern businesses.
  There are an estimated 150,000 to 200,000 help desks in operation throughout the world. This is a sub-set of the wider call center phenomenon, which is estimated to employ 5 million people worldwide (source: IHA Ltd).
  The term “help desk” is now used to describe any call center or part of a call center which handles complex problem-solving and associated processes.
  By the year 2000, the help desk model has become firmly established for IT support in most advanced western-style countries, though with different market penetration levels.
  Despite the range and variety of help desks, they all share the characteristic of being an investment (approved and implemented in the last 10 years or so) which was prompted by perceptions of value.
  Help desks reduce downtime not only by ensuring a faster fix for problems affecting system performance, but also by providing essential information which managers can use to reduce the likely recurrence of such problems.
  In a typical help desk, the cost of fixing a single problem depends partly on the level of skill required. First-line staff can be trained far quicker than more technically proficient Second-line personnel; the real experts who act as third-line staff are often among the most valuable people in an organization. The cost of resolution at second-level is frequently up to ten times the cost of a similar fix at first level; for third-line resolutions the cost multiplier can be another 10 times (source: Fry Consulting, 1999). Utilization of staff is therefore an important driver of overall efficiency
  Customers spend more with product and service providers who use help desk technology to provide customer service.

Target Market

The customer base for our proposed system includes:

  Small and medium sized businesses that provide services to their clients and are looking for a help desk solution to support their products and services.
  Small and medium sized businesses that provide services to their clients and want to enhance their customer support image and provide faster customer support via email and internet forms.

We will initially focus our sales in the United States as we know this market and it represents a significant opportunity in terms of sales potential.

The market is sophisticated, software savvy, and educated in terms of the need to improve customer support and customer relationship management.

Our Competition

There are currently other providers of similar software programs providing customer support help desks. Customer relationship management is a large and growing industry in the United States. Competitive pressures and customer demands fuel the growth in the industry.

Many of our competitors in this industry are located in the United States. While there are many competitors, the industry supports a large number of competitors as demand is huge and growing.

Most software packages are generic, using a cookie cutter approach to software design and implementation. Our initial product will be generic as it can be used in a wide range of businesses. Nevertheless, our future goal will be differentiate our product from the competition by tailoring our software to niche markets.

The competition’s pricing ranges from $300 to several thousand dollars. Pricing is based on a selling price, an initial fee, and monthly maintenance. To compete with our competition, we plan to devise an aggressive sales strategy, including competitive pricing, to support growth.

Our Software Product

Our software product will address:

  Problem Management and Workflow,
  Knowledge Management, and
  Data Analysis and Reporting.

Our proposed solution will be comprised of a number of integrated modules that we expect will assist organizations with solving their customer’s issues quickly and reliably.

We intend for our system to be web-based which will allow our customers to access the system from their intranet or from the internet. The Intranet mode will allow internal users of a customer’s organization to access the system via the customer’s intranet. The Internet mode will allow off-site employees to access the system via the internet.

We plan for customers to be able to access our software product via two different means, Email and Web forms.

Organizations will still be able to use the systems to manage issues for customers that have no internet connection by enabling customer support representatives to enter the customers’ issues on user friendly screens/web forms.

The System Modules

Our system will be comprised of the following four modules:

  Support Ticket Module
  Emailing Module
  Reporting Module
  System Administration Module

Support Ticket Module:

The purpose of this module is to efficiently track, route, and resolve issues. We intend for the support ticket module to be able to be customized to the unique needs of the organization. System administrators will be able to add and customize ticket fields as needed. The following diagram summarizes the flow of the ticket support process.

The support ticket module can be used to support two main functions:

  To enable customer support representatives to track the status of tickets and manage the progress of each ticket.
  To enable end customers to submit and track their own support requests.

Goals:

  Standardize complex processes to resolve issues quickly
  Ensure issues are resolved in the appropriate amount of time
  Improve communication with end users including staff and customers

Key Features

  Manage ticket workflow
  Automate ticket routing to speed up the business processes in the organization
  Automate notifications to inform managers when cases are not resolved within the defined limits
  Obtain detailed summaries of tickets handled by teams and individuals
  Customize ticket structure and forms, customize dynamic ticket forms to tailor the trouble ticket software to the needs of end users
  Attach links, screen shots, and files to tickets to assist in explanations of trouble tickets
  Submit and track complex problems and the progress of tickets from the web without having to contact the support desk
  Allow users to add comments and responses to tickets
  Provide a complete ticket history for end users to store, reopen, or post comments to resolved tickets

Emailing Module:

The purpose of this module is to automate the response to the customer by sending an email automatically notifying the end user about the status of tickets. This module will also enable the system to receive tickets via an email address.

Goals:

  Receive tickets via email, and auto respond to customer
  Send email notifications to customers regarding the status of tickets
  Notify support staff of urgent issues via email

Key Features:

  Integrate system with 3rd party Pop3 Email server/accounts to receive emails with tickets
  Convert support emails to tickets and use the email details in the tickets
  Auto respond to newly created tickets
  Track email communication between the help desk and the customer

Reporting Module:

The purpose of the reporting module is to query the system on multi user levels about the status of tickets and to generate management reports to evaluate the performance of the helpdesk system.

Goals:

  Produce reports related to tickets
  Report on tickets processed per user
  Statistics regarding tickets processing and performance

Key features:

  Reports related to the status of tickets and a breakdown of ticket history
  Report to customers on the current status of their tickets
  Report to the admin on the status of tickets by dates and status
  Report on the tickets assigned to users
  Report on the average time and statistical details on tickets or group of tickets
  Report on Ticket Analytics; metrics track average time-to-resolution and end user satisfaction

System Administration Module:

The system administration module consists of a control panel.

Goals:

  Enable the system administrator to setup the application on the server
  Customize the ticketing system to suit the organization’s needs
  Maintain user accounts
  Filter email originating tickets before presenting them to the help desk team
  Assign pending tickets to specific personnel

Key features:

  Create user accounts and add contact information
  Add/Edit the Database server settings
  Set users and access levels
  Monitor tickets and archive closed records

Technical Specifications:

The system will be a web-based application running on a Microsoft server-based operating system.

•	Platform:
Web Server:
Microsoft Windows Server 2000 and above,
Or Windows XP professional, with IIS server installed.
.NET frame version 2.0 and above.

•	Database:
Microsoft SQL Server 2000 or
Microsoft SQL Server Desktop Engine MSDE 2000.

•	Development Language:
ASP.NET, Microsoft SQL Server 2000 and above.

•	Installation:
User friendly installation software.

The software will be installed as a server, and will be able to be accessed from PCs on the same network or through the internet.

The Development Process

The development process will commence with designing a system prototype to encompass the above proposed system; once the system prototype has been completed the implementation stage will start.

Future Software Developments

There are several opportunities for future developments to enhance the product line of our software product.

Our software product is generic in that it will be able to be used in almost any type of service business that requires a customer support system. However, in the future we envision customizing the software to industry specific sectors.

Some of these opportunities include:

  System upgrades to enhance the user’s functionality.
  Customization options for industry specific applications.
  Communication enhancements including linking and archiving customer’s voice messages, voice conversations, and fax messages into the software which will enable firms to keep records of their customers inquires and enhance the management of customer issues.
  E-commerce and client management to track client accounts, sales, service history and all details of the client database.
  Provide self serve sections, where software users (customers) can enter their text based search to locate solutions for their issues without having to wait for a customer support representative, allowing companies to provide 24 hour customer support to their customers.

These are just some of the options available for future development of the Company’s software product which will enhance the user’s experience.

Marketing & Sales Strategy

We plan to implement an aggressive marketing strategy. We intend to market our software product as a customer support system that empowers businesses to service their clients’ needs.

The target audience will be small and medium sized businesses that will benefit from a customer support and help desk system. The Company plans to partition the market into industry specific components, familiarize itself with detailed industry demands, and design materials that address each customer’s needs.

Our strategy will consist of building strategic alliances with complementary products, a strong web presence, targeted e-mail campaigns, news releases through industry professionals, print distribution, and cold calls by a knowledgeable sales force.

     • Strategic Alliances: We intend to advertise on third party websites of complementary products and services. Alliances will be formed to co-operatively market our product and hedge saturation through mutual leveraging.

     • Web Presence: We plan to market our software product through our web site. A trial version of the software will be available for download encouraging potential clients to test the software, and an e-commerce platform will be incorporated into our web site to allow for easy purchase. We intend for our web presence to feature the benefits of the system, customer testimonials, and management features, including significant ROI and ease of installation.

     • Targeted e-mail campaigns: We intend to engage in e-mail campaigns that will target industry specific small and medium sized businesses outlining the benefits of the software. We will make every effort to ensure lists are pre-qualified.

     • News Releases & Public Relations: We plan to distribute news releases to industry professionals and send complimentary versions to select professionals to gain market exposure and publicity.

     • Print Distribution: We intend to design a targeted print campaign to target industry specific potential clients.

     • Cold Calls: We plan to make cold calls to potential clients outlining the benefits of this product.

In addition, we intend to engage in the following additional marketing activities:

  Trade shows
  Business newspaper inserts and advertising
  Trade publications
  Conferences, productivity seminars, guest speakers, etc.

Distribution

We plan to distribute our software product via direct channels. We will distribute our software product through our website and through third party websites that distribute complementary software programs. Third party websites will be compensated by commission.

Pricing Model

We intend to sell our software product with the following pricing structure:

     $300 for 50 licensed users.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:

Research and Development	10,000
Legal and Accounting	8,000
Transfer Agent	2,000
Marketing and Corporate
Collateral	3,000
Travel	2,000
Telephone and Web Hosting	2,000
Office Equipment and Software
Tools	3,000
Office Supplies	1,500
Misc. Administrative Expenses	1,000
Office Rent	2,500

Expenses	35,000

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our product will be over the internet.

Dependence on One or a Few Major Customers

Our business plan and the nature of our product does not hinge on one or a few major customers; however, if we obtain one or more large corporate accounts, then we may end up being dependent on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop a software product and intend to protect our software product via copyright and trade secrecy laws.

Existing or Probable Government Regulations

There are no existing government regulations, nor are we aware of any regulations being contemplated that would adversely affect our ability to operate.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the internet. The adoption of any such laws or regulations may decrease the growth of commerce over the internet, increase our cost of doing business, or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

  Sales and other taxes;
  User privacy;
  Pricing controls;
  Characteristics and quality of products and services;
  Consumer protection;
  Libel and defamation;
  Copyright, trademark and patent infringement; and
  Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have not incurred any costs to date and have plans to undertake certain research and development activities during our first year of operation. For a detailed description see “Plan of Operation”.

Employees

We have commenced only limited operations; therefore, we have no employees. Our sole officer and Director provides services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

Reports to Stockholders

We will voluntarily make available to stockholders an annual report, including audited financials, on Form 10-K. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q and current reports on Form 8-K.

DESCRIPTION OF PROPERTY

We do not own any real property. We currently maintain our corporate office at 1100 Dexter Ave. North, Suite 100, Seattle, Washington 98109. We pay monthly rent of $190 for use of this space. This space is sufficient until we commence full operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current sole Director and executive officer.

Name and Business Address	Age	Position

Felipe A Pati	40	President, Treasurer,
		Secretary and Director

Dr. Felipe A Pati joined our company in May 2007. Dr. Pati is serving as the President, Treasurer, Secretary and sole Director of the Company. Dr. Pati received his Masters in Computer Science in 2001 from De La Salle University in Manila Philippines, and a Ph.D. in Philosophy in Management in 2006 from University of the Cordilleras, Baguio City, Philippines.

Currently Dr. Pati is a professor at Saint Louis University in Baguio City, Philippines. He teaches in the Information and Computer Science Department in both the Graduate and Undergraduate programs.

Before that, from 2001 to 2006, Dr. Pati was Department Head and Associate Professor of Computer Science at the University of the Cordilleras in Baguio City, Philippines.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members. Each Director of the Company serves for a term of one year or until the successor is elected at the Company’s annual stockholders’ meeting and is qualified, subject to removal by the Company’s stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert”. As such, our entire Board of Directors acts as our audit committee.

Auditors; Code of Ethics

Our principal registered independent auditor is Moore & Associates Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial, and accounting officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors. Thus, there is a potential conflict of interest in that our Directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with our current sole executive officer and Director.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our sole Director currently meets the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Involvement in Legal Proceedings

Our sole Director has not appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 21, 2007, we have not paid any compensation to our Director or sole executive officer in consideration for services rendered to our Company. We have no employment agreements with our Director and sole executive officer. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on May 21, 2007, no stock options or stock appreciation rights have been granted to our Director and sole executive officer. Our executive officer and sole Director has not exercised any stock options or stock appreciation rights, and he does not hold any unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our Director and sole officer does not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our Director has not received compensation for his services as Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is no employment or other contract or arrangements with our sole officer and Director. There are no compensation plans or arrangements, including payments to be made by us, with respect to such officer and Director that would result from the resignation, retirement or any other termination of such Director and officer from us. There are no arrangements for our sole Director and officer that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 31, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and Director of our Company; and (iii) all officers and Directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,300,000 shares of our common stock issued and outstanding as of October 31, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. The address of Felipe A Pati is 87 Sta. Scholastica Village, Baguio City, Philippines.

Name of Beneficial Owner	Title Of Class	Amount and Nature of	Percent of Class
		Beneficial Ownership

Felipe A. Pati	Common	1,600,000	69.56%

Directors and Officers as a	Common	1,600,000	69.56%
Group (1 person)

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 700,000 shares of common stock on behalf of the selling stockholders

There is no current market for our shares

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over the Counter Bulletin Board. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling stockholders will be offering our shares of common stock at a price of $0.05 per share until such time as our shares are the subject of quotations on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stock holder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling stockholder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling stockholder will be able to advise such selling stockholder if the secondary sale of our common stock is exempt from registration within a certain state.

Any person who purchases shares of our common stock from a selling stockholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling stockholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below and the compensation arrangements which are described under the section of this prospectus entitled “Executive Compensation”, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On May 21, 2007, we issued 1,600,000 shares of our common stock to Mr. Felipe A Pati, the President, Treasurer and a Director of the Company. The shares were issued in exchange for payment in the amount of $20,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Pati is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

As at July 31, 2008, there is a balance owing to our sole officer and Director in the amount of $2,939 for the prepayment of certain general and administrative expenses incurred with regard to incorporating the Company and rent.

Our sole officer and Director may be considered a promoter of the Company due to his participation in and management of the business since its incorporation.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 2,300,000 shares are issued and outstanding as of October 31, 2008. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Stockholders

As of October 31, 2008, there were 2,300,000 common shares issued and outstanding, which were held by 36 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Transfer Agent

We have appointed Island Stock Transfer as the transfer agent for our shares of common stock. Island Stock Transfer is located at 100 Second Avenue South, Suite 104 N., St. Petersburg, Florida 33701.

The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that

(1) it is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) the securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 2,300,000 shares of our common stock. Of these shares, all of the 700,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 1,600,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 23,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which our sole Director and executive officer or any of his affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

The financial statements included in this prospectus have been audited by Moore & Associates Chartered, as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding our common stock to be registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

DIGITAL VALLEYS CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
July 31, 2008

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of July 31, 2008	F-3

Statements of Operations for the three months ended
July 31, 2008, and Cumulative from Inception	F-4

Statement of Stockholders’ Equity for the Period from Inception
Through July 31, 2008	F-5

Statements of Cash Flows for the Period Ended July 31, 2008,
and Cumulative from Inception	F-6

Notes to Financial Statements July 31, 2008	F-7

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
            PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Digital Valley Corporation
(A Development Stage Company)

We have reviewed the accompanying condensed balance sheet of Digital Valley Corporation (A Development Stage Company) as of July 31, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the periods ended July 31, 2008 and 2007, and from inception on May 21, 2007 to July 31, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Digital Valley Corporation (A Development Stage Company) as of April 30, 2008, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated June 13, 2008, we expressed an opinion with a going concern paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of April 30, 2008 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
October 16, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253 7499 Fax: (702) 253 7501

DIGITAL VALLEYS CORP.
(A Development Stage Company)

BALANCE SHEETS

	July 31,	April 30,
	2008	2008
	(unaudited)

ASSETS

Current assets
Cash and bank accounts	$43,894	$55,072
Prepaid expenses	948	-

Total assets	$44,842	$55,072

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$6,756	$4,500
Due to Stockholder	2,571	2,939

Total liabilities	9,327	7,439

Stockholders’ equity
Authorized
100,000,000 Common shares with a par value of $0.01 per share
Issued and outstanding
2,300,000 Common Shares (Note 4)	2,300	2,300
Additional paid-in capital	52,700	52,700
Deficit accumulated during the development stage	(19,485)	(7,367)

Total stockholders’ equity	35,515	47,633

Total liabilities and stockholders' equity	$44,842	$55,072

The accompanying notes are an integral part of these financial statements.

DIGITAL VALLEYS CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(unaudited)

			From
		Date of	Date of
	Three	Incorporation	Incorporation
	months	(May 21, 2007)	(May 21, 2007)
	ended	to	to
	July 31,	July 31,	July 31,
	2008	2007	2008

REVENUE	$-	$-	$-

OPERATING EXPENSES
Accounting and legal	12,000	-	15,000
General & Administrative	78	-	2,918
Bank Fees	40	-	67
Consulting Fees	-	-	1,500

Loss before income taxes	(12,118)	-	(19,485)

Provision for income taxes	-	-	-

Net loss	$(12,118)	$-	$(19,485)

Basic and diluted loss per
Common share (1)

Weighted average number
of common shares
outstanding (Note 4)	1,840,000	1,600,000
(1) less than $0.01

The accompanying notes are an integral part of these financial statements.

DIGITAL VALLEYS CORP.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY
(unaudited)

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
			Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Inception, May 21, 2007	-	$-	$-	$-	$-

Shares issued to founder on
May 21, 2007 @ $0.0125 per share	1,600,000	1,600	18,400	-	20,000
Private placement on January 31, 2008
@ $0.05 per share	700,000	700	34,300	-	35,000
Net loss for the period	-	-	-	(7,367)	(7,367)

Balance, April 30, 2008	2,300,000	2,300	52,700	(7,367)	47,633

Net loss	-	-	-	(12,118)	(12,118)

Balance, July 31, 2008	2,300,000	$2,300	$52,700	$(19,485)	$35,515

The accompanying notes are an integral part of these financial statements.

DIGITAL VALLEYS CORP.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(unaudited)

		Date of	From Date of
	Three	Incorporation	Incorporation
	Months	(May 21,	(May 21,
	ended	2007) to	2007) to
	July 31,	July 31,	July 31,
	2008	2007	2008

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$(12,118)	$-	$(19,485)
Adjustments to reconcile net (loss) to net cash (used in)
operating activities:
(Increase) Decrease in prepaid rent	(948)	-	(948)
Increase (Decrease) in accrued liabilities	2,256	-	6,756
Increase (Decrease) in due to stockholder	(368)	-	2,571

Net cash used in operating activities	(11,178)	-	(11,106)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in operating activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	20,000	55,000

Cash from financing activities	-	20,000	55,000

Change in cash during the period	(11,178)	20,000	43,894
Cash, beginning of the period	55,072	-	-

Cash, end of the period	$43,894	$20,000	$43,894

Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

Non cash activities:
Stock issued for services	$-	$-	$-
Stock issued for accounts payable	$-	$-	$-
Stock issued for notes payable and interest	$-	$-	$-
Stock issued for convertible debentures and interest	$-	$-	$-
Convertible debentures issued for services	$-	$-	$-
Warrants issued	$-	$-	$-
Note payable issued for finance charges	$-	$-	$-
Forgiveness of note payable and accrued interest	$-	$-	$-
Stock issued for penalty on default of convertible debenture	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 1 – Nature of Operations

Digital Valleys Corp. (“the Company”), incorporated in the state of Nevada on May 21, 2007, is a private company with business activities in online customer support / help desk system.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company's financial instrument consists of amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed. See Note 3 below.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 2 – Significant Accounting Policies (continued)

Loss Per Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Note 3 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 – Stockholders’ Equity

Common Shares - Authorized

The company has 100,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares – Issued and Outstanding

During the year, the company issued 2,300,000 common shares for total proceeds of $55,000.

As at July 31, 2008, the company has no warrants or options outstanding.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 5 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $4,287, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $19,485.

Note 6 – Related Party Transaction

As at July 31, 2008, there is a balance owing to a stockholder of the Company in the amount of $2,571.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 7 – Going Concern (continued)

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $19,485 as of July 31, 2008. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Note 8 – Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 8 – Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS NO. 155 Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

SFAS NO. 156 Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 8 – Recent Accounting Pronouncements (continued)

SFAS NO. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure.

SFAS No. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to by used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 8 – Recent Accounting Pronouncements (continued)

FIN No. 48

In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

DIGITAL VALLEYS CORP.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
April 30, 2008

Report of Registered Independent Auditors	F-15

Financial Statements-

Balance Sheet as of April 30, 2008	F-16

Statements of Operations for the Period Ended
April 30, 2008, and Cumulative from Inception	F-17

Statement of Stockholders’ Equity for the Period from Inception
Through April 30, 2008	F-18

Statements of Cash Flows for the Period Ended April 30, 2008,
and Cumulative from Inception	F-19

Notes to Financial Statements April 30, 2008	F-20

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
            PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Digital Valleys Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Digital Valleys Corp. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on May 21, 2007 through April 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Valleys Corp. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on May 21, 2007 through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has sustained losses in all previous reporting periods with an inception to date loss of $7,367 as of April 30, 2008, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
June 13, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Digital Valleys Corp.
(A Development Stage Company)
Balance Sheet
April 30, 2008

Asset
Cash		$55,072

Total Assets		$55,072

Liabilities

Accounts payable and accruals		$4,500
Due to stockholder		$2,939

Total Liabilities		$7,439

Stockholders’ Equity (Note 4)

Common stock authorized –
100,000,000 common shares with a par value of $0.001
Common stock issued and outstanding –
2,300,000 common shares		$2,300
Additional paid in capital		$52,700
Deficit accumulated during the development stage	$	(7,367)

Total Stockholders’ Equity		$47,633

Total Liabilities and Stockholders’ Equity		$55,072

The accompanying notes are an integral part of these financial statements

Digital Valleys Corp.
(A Development Stage Company)
Statement of Operations
For the period from Inception (May 21, 2007) to April 30, 2008

Period from
Inception
(May 21, 2007)
to
April 30, 2008

Revenue	$-

Expenses:
General and administrative	$(7,367)

Provision for income taxes	-

Net (loss)	$(7,367)

Basic and diluted (loss) per common share	$(0.00)

Weighted average number of common shares outstanding	1,840,000

The accompanying notes are an integral part of these financial statements

Digital Valleys Corp.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from Inception (May 21, 2007) to April 30, 2008

				Deficit
				Accumulated
			Additional	During
	Common Shares		Paid-in	Development	Total
	Issued Shares	Amount	Capital	Stage	Equity

Balance, May 21, 2007 (date of inception)	-	$ -	$ -	$ -	$ -

Shares issued to founder on May 21, 2007 @ $0.0125 per share	1,600,000	1,600	18,400	-	20,000
Private placement at $0.05 per share on January 31, 2008	700,000	700	34,300	-	35,000
Net (loss)	-	-	-	(7,367)	(7,367)

Balance, April 30, 2008	2,300,000	2,300	52,700	(7,367)	47,633

The accompanying notes are an integral part of these financial statements

Digital Valleys Corp.
(A Development Stage Company)
Statement of Cash Flows
For the period from Inception (May 21, 2007) to April 30, 2008

Period from
Inception
(July 31, 2007)
to
March 31, 2008

Operating Activities

Net (loss)	$ (7,367)
Increase in accounts payable	4,500

Cash used by operating activities	(2,867)

Financing Activities

Increase in due to stockholder	2,939
Sale of stock	55,000

Cash from financing activities	57,939

Increase in cash	55,072
Cash, opening	-

Cash, closing	$55,072

Supplemental information:

Taxes paid	$-
Taxes paid	$-

Non-cash activities:

Stock issued for services	$-
Stock issued for accounts payable	$-
Stock issued for notes payable and interest	$-
Stock issued for convertible debentures and interest	$-
Convertible debentures issued for services	$-
Warrants issued	$-
Stock issued for penalty on default of convertible debenture	$-
Note payable issued for finance charges	$-
Forgiveness of note payable and accrued interest	$-

The accompanying notes are an integral part of these financial statements

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 1 – Nature of Operations

Digital Valleys Corp. (“the Company”), incorporated in the state of Nevada on May 21, 2007, is a private company with business activities in online customer support / help desk system.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 – Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company’s financial instrument consists of amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed. See Note 3 below.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 2 – Significant Accounting Policies (continued)

Loss Per Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Note 3 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 – Stockholders’ Equity

Common Shares - Authorized

The company has 100,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares – Issued and Outstanding

During the year, the company issued 2,300,000 common shares for total proceeds of $55,000. As at April 30, 2008, the company has no warrants or options outstanding.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 5 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $1,620, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $7,367.

Note 6 – Related Party Transaction

As at March 31, 2008, there is a balance owing to a stockholder of the Company in the amount of $2,939.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 7 – Going Concern (continued)

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $7,367 as of April 30, 2008. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Note 8 – Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 8 – Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS NO. 155 Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

SFAS NO. 156 Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 8 – Recent Accounting Pronouncements (continued)

SFAS NO. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value. The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods. This statement also requires expanded disclosure.

SFAS No. 161

This statement is intended to enhance the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162

This statement indentifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

Digital Valleys Corp.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2008

Note 8 – Recent Accounting Pronouncements (continued)

FIN No. 48

In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

Name of Expense	Amount
Securities and Exchange
Commission registration fee	$2
Legal, accounting fees and expenses (1)	$30,000

Total (1)	$30,002

(1) Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the shares of all securities of the Company sold by the Company within the last three years which were not registered under the Securities Act.

On May 21, 2007, we issued 1,600,000 shares of our common stock to Felipe A Pati our President, Treasurer, Secretary and a Director of the Company. The purchase price paid for such shares was equal to $0.0125 per share, and amounted in the aggregate to $20,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Pati is an officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From December 2007 through January 2008, we issued 700,000 shares of common stock to 35 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.05 per share, amounting in the aggregate to $35,000. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

All of the aforementioned issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act, Regulation S and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with each of these sales.

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)

3.2	By-Laws of Registrant (1)

4.1	Stock Specimen (1)

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered (1)

23.1	Consent of Moore & Associates Chartered

23.2	Consent of SRK Law Offices (included in Exhibit 5.1) (1)

(1)  Previously filed as an Exhibit to the Registrant's Form S-1, filed with the Securities and Exchange Commission on August 6, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baguio City, Philippines on November 17, 2008.

DIGITAL VALLEYS CORP.

By:	/s/Felipe A. Pati
Name:	Felipe A. Pati
Title:	President, Treasurer, Secretary
and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Date: November 17, 2008	/s/ Felipe A. Pati
Name: Felipe A. Pati Title: President, Treasurer, Secretary and Director (Principal Executive and Principal Financial and Accounting Officer)